Exhibit 32

STATEMENT FURNISHED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of NYC Moda Inc. (the "Company") for the quarter ended October 31, 2012, the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.            Such Quarterly Report on Form 10-Q for the quarter ending October 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in such Quarterly Report on Form 10-Q for the quarter ending October 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 21, 2012	By: /s/ Zhenxing LIU Zhenxing LIU
Principal Executive Officer Principal Financial Officer